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                                                                    Exhibit 99.9

                          FORM OF AFFILIATE AGREEMENT

                                                              September __, 2000


CNET Networks, Inc.
150 Chestnut Street
San Francisco, CA 94111

Gentlemen:

         The undersigned, a holder of shares of ZD Common Stock, par value $0.01 per share and ZDNet common stock, par value $0.01 per share (collectively "Ziff-Davis Common Stock"), of Ziff-Davis Inc., a Delaware corporation ("Ziff-Davis") will be entitled to receive in connection with the merger (the "Merger") of TD Merger Sub, Inc., a Delaware corporation, with and into Ziff-Davis, securities ("CNET Securities") of CNET Networks, Inc., a Delaware corporation ("CNET"), into which the shares of Ziff-Davis Common Stock owned by the undersigned are converted at the effective time of the Merger. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Ziff-Davis within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Act"), although nothing contained herein should be construed as an admission of such fact.

         If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the CNET Securities received by the undersigned in exchange for any shares of Ziff-Davis Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act. The undersigned understands that CNET will not be required to maintain the effectiveness of any registration statement under the Act for the purposes of resale of CNET Securities by the undersigned.

         The undersigned hereby represents to and covenants that the undersigned will not sell, assign or transfer any CNET Securities received by the undersigned in exchange for any shares of Ziff-Davis Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or
(iii) in a transaction which, in the opinion of counsel reasonably satisfactory to CNET or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

         In the event of a sale or other disposition by the undersigned of CNET Securities pursuant to Rule 145, the undersigned will supply CNET with a letter in the form of Annex I


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hereto as evidence of compliance with such Rule. The undersigned understands that CNET may instruct its transfer agent to withhold the transfer of any CNET Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the CNET Securities sold as indicated in the letter (issuing certificates without any restrictive legend to the transferee).

         The undersigned acknowledges and agrees that CNET reserves the right to place the following legend on certificates representing CNET Securities received by the undersigned in the Merger:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

         The undersigned also acknowledges and agrees that unless a sale or transfer of the CNET Securities received by the undersigned in connection with the Merger is made in conformity with the provisions of Rule 145 or pursuant to a registration statement that has been declared effective (in which case certificates issued to the transferee shall not contain any restrictive legend), CNET reserves the right to place the following legend (or other appropriate legend) on the certificates issued to any transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

It is understood and agreed that such legends will be substituted by delivery of certificates without such legends if (i) one year has elapsed from the effective time of the Merger and the provisions of Rule 145(d)(2) under the Act are then available to the undersigned or any transferee of the undersigned, (ii) CNET shall have received an opinion in form and substance reasonably satisfactory to CNET from independent counsel reasonably satisfactory to CNET or a "non-action" or interpretive letter from the Staff of the SEC to the effect that such legends are


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not required for purposes of the Act or (iii) in the event of a sale of the
Securities which has been registered under the Securities Act or made in conformity with the provisions of Rule 145.

         The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of CNET Securities and (ii) the receipt by CNET of this letter is an inducement and a condition to CNET's obligations to consummate the Merger.

         By CNET's acceptance of this letter, CNET agrees with the undersigned that, if the undersigned receives any CNET Securities in the Merger: (i) for so long as and to the extent necessary to permit the undersigned to sell such CNET Securities pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, CNET shall take all such actions as may be reasonably available to it to file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (or, if CNET is not required to file such reports, it shall, upon the request of the undersigned, make publicly available such information as necessary to permit such sales pursuant to Rules 145 and 144 under the Act), and furnish to the undersigned upon request a written statement as to whether CNET has complied with such reporting requirements during the 12 months preceding any proposed sale of CNET Securities by the undersigned under Rule 145, and CNET shall otherwise take all such actions as may be reasonably available to it to permit such sales pursuant to Rule 145 and Rule 144.

                                           Very truly yours,



                                           ---------------------------------
                                           [      ]


ACCEPTED AND AGREED:
CNET NETWORKS, INC.


By:
   -------------------------------
    Name:
    Title:

Date:


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ANNEX I


[Name]   [Date]

         On _________________ the undersigned sold the securities ("Securities") of CNET Networks, Inc. ("CNET") described below in the space provided for that purpose. The Securities were received by the undersigned in connection with the merger of TD Merger Sub, Inc. with and into Ziff-Davis.

         Based upon the most recent report or statement filed by CNET with the Securities and Exchange Commission, the Securities sold by the undersigned were sold in compliance with Rule 145 promulgated under the Securities Act of 1933, as amended.

                                           Very truly yours,



              [Space to be provided for description of securities]